Exhibit 99.1

Media contact:
Gina Penzig,
director, corporate communications
Phone: 785.575.8089
gina.penzig@WestarEnergy.com
Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR ENERGY UPDATES 2011 EARNINGS GUIDANCE

TOPEKA, Kan., Sep. 16, 2011 — Westar Energy, Inc. (NYSE:WR) today announced that it has updated full-year 2011 earnings guidance to a range of $1.88 to $2.03 per share

Updated guidance includes the following significant one-time benefits:

1) Reversal of reserves related to the settlement of a legal dispute, including related legal expenses.

2) Gain on the disposition of a non-utility investment written off in 1998.

2011 GAAP earnings per share range	$1.88	-	$2.03
Less: Reversal of reserves related to a legal dispute	0.07		0.07
Gain on disposition of non-utility investment	0.06		0.06

2011 ongoing earnings per share range	$1.75	-	$1.90

Previous 2011 earnings per share range	$1.65	-	$1.80

This guidance announcement and an updated summary of the principal earnings drivers are available on the company’s website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 687,000 customers in the state. Westar Energy has about 7,100 megawatts of electric generation capacity and operates and coordinates more than 34,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or

Westar Energy updates 2011 earnings guidance	Page 2 of 2

goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company’s Quarterly Report on Form 10-Q filed Aug. 4, 2011 (a) in ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part 1, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9; and (3) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.